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Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-______) pertaining to Oragenics Inc.'s 2002 Stock Incentive Plan and to the incorporation by reference therein of our report dated February 14, 2003 with respect to the financial statements of Oragencis, Inc., included in its Registration Statement on Form SB-2/A-8 (No. 333-100568) for the registration of 2,400,000 units consisting of one share of common stock, one half of one Series A warrant and one half of one Series B warrant filed with the Securities and Exchange Commission on June 6, 2003.


                                                 /s/Ernst & Young LLP
                                                 ERNST & YOUNG LLP



Tampa, Florida
November 18, 2003